UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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REPUBLIC FIRST BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

George E. Norcross, III

Gregory B. Braca

Philip A. Norcross

Avery Conner Capital Trust

Susan D. Hudson, in her capacity as a Trustee

Geoffrey B. Hudson, in his capacity as a Trustee

Rose M. Guida, in her capacity as a Trustee

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On March 22, 2022, George E. Norcross, III, Gregory B. Braca, Philip A. Norcross, Avery Conner Capital Trust, a trust organized under the laws of the State of Florida (the “Avery Conner Capital Trust”), Susan D. Hudson, in her capacity as a Trustee of the Avery Conner Capital Trust, Geoffrey B. Hudson, in his capacity as a Trustee of the Avery Conner Capital Trust and Rose M. Guida, in her capacity as a Trustee of the Avery Conner Capital Trust, issued the following press release:

Norcross Braca Group Writes to Republic First About “Deepening Lack of Transparency”, Reiterates Demand for Disclosure of Related Party Transactions and Appointment of Special Committee

Last Week, Republic First Revealed it Was “Unable” to Complete and File Required SEC Form 10-K in a Timely Manner

CAMDEN, NJ: Yesterday, George E. Norcross, III, Gregory B. Braca and Philip A. Norcross sent a letter to the Board of Directors of Republic First Bancorp, Inc. (FRBK) (“Republic First” or “Company”) regarding its “ongoing and deepening lack of transparency… in the face of mounting evidence of entrenchment and self-dealing by certain members of the Board of Directors.” In their letter, the trio again called for Republic First to disclose related party transactions and appoint a special committee to investigate, and if warranted, take action to remedy any breaches of fiduciary duties by Board members Vernon W. Hill, II, Brian Tierney, Theodore J. Flocco, Jr., and Barry Spevak. This new letter comes just days after Republic First filed notice with the Securities and Exchange Commission (SEC) that the Company was unable to “finalize, and therefore file, its Annual Report on Form 10-K” in a timely manner due to “matters disclosed in recent public filings and press releases.”

The Norcross Braca group’s demand for information regarding related party transactions was first sent on February 16, 2022, with a supplemental demand sent on March 7, 2022. On March 15, 2022, the group called for the appointment of a special committee of independent, disinterested parties. On March 8, 2022, the three leaders of the Norcross Braca group filed a lawsuit against Republic First, Hill, Tierney, Flocco, and Spevak, regarding alleged efforts to modify employment and compensation agreements in order to entrench Hill as Chairman and CEO and disenfranchise the Republic First shareholders. The lawsuit was filed less than one week after half of the members of the Republic First board issued a public letter raising concerns about self-dealing and related party transactions by Messrs. Hill, Flocco, Tierney, and Spevak, that the other board members “believe would be harmful to the Company and a number of constituent groups.” The suit is pending in the Philadelphia Court of Common Pleas.

Please see the attached letter from George Norcross, Greg Braca and Phil Norcross to Republic First and visit www.sec.gov [sec.gov] [sec.gov [sec.gov]] to obtain copies of any Schedule 13D and 14A filings by the group, as amended from time to time.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Group (as defined below) intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) with respect to the election of directors of Republic First Bancorp, Inc. (the “Issuer”) at the upcoming 2022 annual meeting of shareholders (the “2022 Annual Meeting”).

GEORGE E. NORCROSS, III, GREGORY B. BRACA, PHILIP A. NORCROSS, AVERY CONNER CAPITAL TRUST AND SUSAN D. HUDSON, GEOFFREY B. HUDSON, ROSE M. GUIDA AND PHILIP A. NORCROSS, EACH IN THEIR CAPACITIES AS CO-TRUSTEES THEREOF (COLLECTIVELY, THE “GROUP”), MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES WITH RESPECT TO THE 2022 ANNUAL MEETING. A DESCRIPTION OF THE PARTICIPANTS’ INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE SCHEDULE 13D, JOINTLY FILED BY THE GROUP ON JANUARY 31, 2022, AS AMENDED FROM TIME TO TIME. SHAREHOLDERS OF THE ISSUER ARE STRONGLY ADVISED TO READ THE GROUP’S PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.

March 21, 2022

VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED

VIA EMAIL TO KBROWN@MYREPUBLICBANK.COM

Board of Directors

Republic First Bancorp, Inc.

Two Liberty Place

50 South 16th Street, Suite 2400

Philadelphia, Pennsylvania 19102

Attn: Kemma Brown, Corporate Secretary

Re:	Lack of Transparency With Shareholders

Dear Board Members:

We write regarding the ongoing and deepening lack of transparency exhibited by Republic First Bancorp, Inc. (“Republic First” or the “Company”) in the face of mounting evidence of entrenchment and self-dealing by certain members of the Board of Directors, and growing unrest among shareholders with the leadership (or lack thereof) from Vernon W. Hill, II. This lack of transparency is exacerbated by the Company’s recent filing on Form 12b-25 revealing that the Company is “unable” to timely “finalize, and therefore file, its Annual Report on Form 10-K,” apparently due to unspecified “matters disclosed in recent public filings and press releases.”

As we have detailed in prior correspondence, Mr. Hill and his family and associates have engaged in a longstanding and troubling pattern of self-dealing and unjust enrichment through reported and unreported related-party transactions. We have twice sought to shed some light on these events, as is our statutory right as shareholders of a Pennsylvania corporation, through requests to the Company for basic books and records of the Company on these and related topics. To date, the Company has not provided any records at all in response to those requests and, apparently, refuses to provide any records relating to Mr. Hill’s self-dealing. The Company similarly has not responded to our demand requesting the appointment of a special committee of independent, disinterested directors to investigate and, if appropriate, take remedial action for breaches of fiduciary duty and other misconduct by Mr. Hill and certain other members of the Board of Directors. We renew our demand for these records and the appointment of a special committee, and further demand transparency from the Company on these issues, and comprehensive disclosure of the full extent of Mr. Hill’s related-party activities and the outcome of any review of the “matters disclosed in recent public filings and press releases” for the benefit of all shareholders.

Likewise, for at least the past five years, the Company has held its annual shareholder meeting between April 20 and May 2 of each year. As of yet, the Company has taken no steps to schedule its 2022 annual meeting. It is readily apparent to us that Mr. Hill and the board members aligned with him are seeking to avoid at all costs scheduling a shareholder meeting and facing judgment of the Company’s shareholders in a fair, and fully informed, director election.

As we also have raised in prior correspondence, related-party transactions are very often a core root cause of financial institution instability, both from a regulatory perspective and operational basis. In fact, Mr. Hill’s previous related-party activities and other misconduct at banks based in the United Kingdom and New Jersey drew the attention of shareholders1 and bank regulators. We demand that the Board of Directors be fully transparent with shareholders concerning any inquiries into these matters at this critical time for the Company.

Sincerely,

/s/ George E. Norcross, III
George E. Norcross, III

/s/ Gregory B. Braca
Gregory B. Braca

/s/ Philip A. Norcross
Philip A. Norcross

[1]

Mr. Hill was named as a defendant in a lawsuit filed by shareholders of Metro Bank PLC in the United States District Court of the Central District of California alleging that Mr. Hill disseminated materially false and misleading statements as Chairman of that company regarding, among other things, “Corporate governance” and “Risk factors and management.” See Amended Complaint, Angelo Lavdas and Stella Lavdas, Individually and on Behalf of All Others Similarly Situated v. Metro Bank PLC, Vernon W. Hill, II, Craig Donaldson, Mike Brierley, David Arden and Aileen Gillan (C.D. Cal. 2020) (No. 2:19-cv-04739-TJH-JC). That case was dismissed on a jurisdictional technicality.